Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of April 27, 2005, is between LIBERMAN BROADCASTING, INC., a California corporation (“LBI”), and SPANISH MEDIA REP TEAM, INC., a California corporation (“Disappearing Corporation”).

LBI and Disappearing Corporation agree to merge on and subject to the following terms and conditions:

1. Merger. On the Effective Date (as defined in Section 7), Disappearing Corporation shall merge with and into LBI (the “Merger”), with LBI continuing as the surviving corporation (“Surviving Corporation”) and the separate corporate existence of Disappearing Corporation shall cease.

2. Articles of Incorporation and Bylaws. The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of LBI are not amended by the Merger. Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of LBI may be obtained by sending a request to Liberman Broadcasting, Inc., 1845 West Empire Avenue, Burbank, CA 91504.

3. Surviving Corporation.

(a) Name. The name of Surviving Corporation shall be “Liberman Broadcasting, Inc.” LBI is a corporation formed under the laws of the State of California on October 23, 1987, having a registered office located at 1845 Empire Avenue, Burbank, California 91504.

(b) Rights and Obligations. The Merger shall have the effects of applicable law, including, without limitation, the applicable provisions of the California General Corporation Law. Disappearing Corporation assigns, sells, transfers and sets over (collectively, the “Assignment”) to LBI all of Disappearing Corporation’s right, title, benefit, privileges and interest in and to all of its assets and all of Disappearing Corporation’s burdens, obligations and liabilities. LBI accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Disappearing Corporation to be observed, performed, paid or discharged from and after the Effective Time.

4. Effect of Merger on Outstanding Shares.

(a) LBI. The Merger shall have no effect on the outstanding shares of common stock of LBI.

(b) Disappearing Corporation. By virtue of the Merger, on the Effective Date, each issued and outstanding share of common stock of Disappearing Corporation shall be cancelled and converted into the right to receive (the “Purchase Price”) $1,017.20 in total consideration, consisting of $657.20 in cash and $360.00 principal amount of a promissory note issued by LBI, in substantially the form attached hereto as Exhibit A (the

“Notes”). Of the amount of the Purchase Price payable in cash, each issued and outstanding share of common stock shall receive $400.00 in cash on the Closing Date. The remaining cash portion of the Purchase Price ($257.20 per share) shall be paid upon demand by the stockholders of the Disappearing Corporation at any time after the Closing Date.

5. Representations and Warranties of Disappearing Corporation. Disappearing Corporation makes the following representations and warranties to LBI:

(a) Due Organization. Disappearing Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Disappearing Corporation has all requisite power and authority: to conduct its business as presently conducted; to own, operate and lease its assets and properties; to execute, deliver, and perform all its obligations under this Agreement; and to carry out the Merger. Disappearing Corporation is qualified or licensed to conduct its business and is in good standing in each jurisdiction where the nature of its activities or where the character of its property make such qualification or licensing necessary to conduct its business or maintain its rights and privileges.

(b) Due Authorization. The execution and delivery by Disappearing Corporation of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate actions, as required by law and its articles of incorporation and bylaws, and do not and will not: (a) violate or conflict with the articles of incorporation or bylaws of Disappearing Corporation; (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Disappearing Corporation, or its assets or properties; (c) result in, or require the creation or imposition of, any mortgage, pledge, security interest, encumbrance or lien upon or with respect to any of the assets or properties now owned or hereafter acquired by Disappearing Corporation; or (d) permit any party to terminate any contract, real property lease or other instrument to which Disappearing Corporation is a party or to accelerate the maturity of any indebtedness or other obligation of Disappearing Corporation.

(c) Approvals. No consent, approval or other action by or any registration with, notice to or filing with any person, entity, court or administrative or governmental body is or will be necessary for the valid execution, delivery or performance by Disappearing Corporation of this Agreement other than such consents and approvals which have heretofore been obtained.

(d) Enforceability. This Agreement constitutes the legal, valid and binding obligations of Disappearing Corporation, enforceable against it in accordance with its respective terms.

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6. Representations and Warranties of LBI. LBI makes the following representations and warranties to Disappearing Corporation.

(a) Due Organization. LBI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. LBI has all requisite power and authority: to conduct its business as presently conducted; to own, operate and lease its assets and properties; to execute, deliver, and perform all its obligations under this Agreement and to carry out the Merger. LBI is qualified or licensed to conduct its business and is in good standing in each jurisdiction where the nature of its activities or where the character of its property make such qualification or licensing necessary to conduct its business or maintain its rights and privileges.

(b) Due Authorization. The execution and delivery by LBI of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate actions, as required by law and its articles of incorporation and bylaws, and do not and will not: (a) violate or conflict with the articles of incorporation or bylaws of LBI; (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to LBI, or its assets or properties; (c) result in, or require the creation or imposition of, any mortgage, pledge, security interest, encumbrance or lien upon or with respect to any of the assets or properties now owned or hereafter acquired by LBI; or (d) permit any party to terminate any contract, real property lease or other instrument to which LBI is a party or to accelerate the maturity of any indebtedness or other obligation of LBI.

(c) Approvals. No consent, approval or other action by or any registration with, notice to or filing with any person, entity, court or administrative or governmental body is or will be necessary for the valid execution, delivery or performance by LBI of this Agreement other than such consents and approvals which have heretofore been obtained.

(d) Enforceability. This Agreement constitutes the legal, valid and binding obligations of LBI, enforceable against it in accordance with their respective terms.

7. Effective Date. LBI and Disappearing Corporation shall each take or cause to be taken all such actions, or do or cause to be done all such things, as are necessary, proper, or advisable under the laws of the State of California to make effective the Merger, subject, however, to the taking by the respective corporations of any actions or receipt of any required approvals in accordance with California law. Upon compliance with applicable laws and upon receipt of any required approval of the outstanding capital stock of both parties, executed Certificates of Approval and a copy of this Agreement as required by Sections 1103 and 1108 of California General Corporation Law shall be filed by Disappearing Corporation and LBI in the office of the California Secretary of State. The Merger shall become effective upon the filing of the executed Certificates of Approval and a copy of this Agreement with the Secretary of State of California. The date on which the Merger so becomes effective is referred to in this Agreement as the “Effective Date,” and the time at which the Merger so becomes effective shall be referred to as the “Effective Time.”

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8. Conditions Precedent. The obligations of each party to complete the Merger are subject to the following conditions:

(a) Certificates of Approval of Agreement and Plan of Merger. Each of LBI and Disappearing Corporation shall have executed a Certificate of Approval of Agreement and Plan of Merger in the form attached hereto as Exhibit B and LBI shall cause such certificates to be filed along with this Agreement with the Secretary of State of the State of California.

(b) Forgiveness of Loans. Prior to the Effective Date, SMRT shall have forgiven loans outstanding to Lenard Liberman and Jose Liberman.

(c) Corporate Approval. All corporate actions necessary to authorize the execution, delivery, and performance of this Agreement shall have been duly and validly taken by each of the parties hereto.

(d) Shareholder Approval. The shareholders of Disappearing Corporation and LBI shall have adopted this Agreement.

(e) Approval From Government Agencies. All governmental approvals and other actions required to effect the Merger and related transactions shall have been obtained, without conditions or restrictions that the affected party reasonably considers unduly burdensome.

9. Termination or Abandonment. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual consent of the respective boards of directors of Disappearing Corporation and LBI. If this Agreement is terminated as provided in this Section, neither Disappearing Corporation nor LBI nor their respective boards of directors or shareholders shall be liable to the other or its directors or shareholders by reason of such termination.

10. Other Provisions.

(a) Governing Law. This Agreement shall be governed by the laws of California applicable to contracts made and to be performed in California.

(b) Tax Treatment. LBI and the Disappearing Corporation are under common control. Accordingly, the parties intend to treat the Merger as a reorganization under section 368(a) of the Internal Revenue Code and intend that this Agreement constitute a plan of reorganization.

(c) Further Assurances. Disappearing Corporation shall from time to time upon request by Surviving Corporation execute and deliver all such documents and instruments and take all such action as Surviving Corporation may request in order to vest or evidence the vesting in Surviving Corporation of title to and possession of all rights, properties, assets, and business of Disappearing Corporation, or otherwise to carry out the full intent and purpose of this Agreement.

(d) No Assignability. Neither this Agreement nor any rights or obligations under it are assignable.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Disappearing Corporation and LBI have caused this Agreement to be executed as of the day and year first written above.

LIBERMAN BROADCASTING, INC.,
a California corporation

By	/s/ Jose Liberman
Name:	Jose Liberman
Title:	President

By	/s/ Lenard Liberman
Name:	Lenard Liberman
Title:	Executive Vice President and Secretary

SPANISH MEDIA REP TEAM, INC.,
a California corporation

By	/s/ Jose Liberman
Name:	Jose Liberman
Title:	President

By	/s/ Lenard Liberman
Name:	Lenard Liberman
Title:	Executive Vice President and Secretary

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EXHIBIT A

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

PROMISSORY NOTE DUE 2006

$	Los Angeles, California
April , 2005

FOR VALUE RECEIVED, the undersigned, LIBERMAN BROADCASTING, INC., a California corporation (the “Company”), hereby promises to pay to                         , an individual, or his assigns (“Payee”), the principal amount of                              DOLLARS ($                )], together with interest on the unpaid balance thereof from the date hereof in the amounts and at the times specified below until such principal amount shall be paid (whether at maturity, by prepayment, upon demand, by acceleration or otherwise).

The Company shall repay the unpaid principal balance of this Note on April     , 2006.

The unpaid principal balance of each advance under this Note shall bear interest until due and payable at a rate equal to the Alternative Federal Short-Term Rate published by the Internal Revenue Service for the month in which such advance was made, per annum (calculated on the basis of a 360-day year and the actual number of days elapsed), such interest payable quarterly on the last day of March, June, September and December of each year (if a business day, otherwise on the first business day prior thereto), commencing on June 30, 2005 and at maturity or prior prepayment of this Note in full. This Note shall not be construed to require payment of any interest in excess of the maximum amount permitted by law.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America and same day funds to Payee at such place as shall be designated in writing for such purpose by Payee.

If either of the following conditions or events (“Events of Default”) shall occur and be continuing:

Involuntary Bankruptcy; Appointment of Receiver; Etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its subsidiaries or affiliates in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (b) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its subsidiaries or

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affiliates, or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its subsidiaries or affiliates for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its subsidiaries or affiliates, and the continuance of any such events in (b) for sixty (60) days unless dismissed, bonded or discharged; or

Voluntary Bankruptcy; Appointment of Receiver; Etc. The Company or any of its subsidiaries or affiliates shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or so consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or substantial part of its property; the making by the Company or any of its subsidiaries or affiliates of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its subsidiaries or affiliates, or the admission by the Company or any of its subsidiaries or affiliates in writing of its inability to pay its debts as such debts become due; or the Board of Directors of the Company or any of its subsidiaries or affiliates (or any committee thereof) adopts any resolution or otherwise authorizes action to approve of any of the foregoing;

THEN upon the occurrence of an Event of Default described in subsection 1 or 2 of this paragraph, the unpaid principal balance of this Note and any accrued interest thereon shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

The Company shall have the right to prepay this Note in whole at any time or in part from time to time, by payment of the principal amount hereof to be paid, plus accrued but unpaid interest thereon.

No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the times and in the currency herein prescribed.

The Company promises to pay, all costs and expenses, including reasonable attorneys fees, incurred in the collection and enforcement of this Note. The Company and the endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demands hereunder.

This Note is to be governed by, and construed and enforced in accordance with, the laws of the State of California.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officers, as of the day and year and at the place first above written.

LIBERMAN BROADCASTING, INC.,
a California corporation

By:
Jose Liberman
President

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EXHIBIT A

TO PROMISSORY NOTE

TRANSACTIONS ON DEMAND PROMISSORY NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Amount of Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

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EXHIBIT B

CERTIFICATES OF APPROVAL

(See Attached)

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CERTIFICATE OF APPROVAL

OF

AGREEMENT AND PLAN OF MERGER

LIBERMAN BROADCASTING, INC.,

a California corporation

Jose Liberman and Lenard Liberman certify that:

1.	They are the president and the secretary, respectively, of Liberman Broadcasting, Inc., a California corporation (the “Company”).

2.	The principal terms of the Agreement and Plan of Merger in the form attached was duly approved by the board of directors and the shareholders of the Company.

3.	The shareholder approval was by holders of 100% of the outstanding shares of the capital stock of the Company.

4.	There is only one class of shares and the number of shares outstanding is 50.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:                         , 2005

Name:	Jose Liberman
Title:	President

Name:	Lenard Liberman
Title:	Executive Vice President and Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT AND PLAN OF MERGER

SPANISH MEDIA REP TEAM, INC.,

a California corporation

Jose Liberman and Lenard Liberman certify that:

1.	They are the president and the secretary, respectively, of Spanish Media Rep Team, Inc., a California corporation (the “Company”).

2.	The principal terms of the Agreement and Plan of Merger in the form attached was duly approved by the board of directors and the shareholders of the Company.

3.	The shareholder approval was by holders of 100% of the outstanding shares of the capital stock of the Company.

4.	There is only one class of shares and the number of shares outstanding is 5,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:                         , 2005

Name:	Jose Liberman
Title:	President

Name:	Lenard Liberman
Title:	Executive Vice President and Secretary